UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013

Angie’s List, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35339	27-2440197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 E. Washington Street

Indianapolis, IN 46202

(Address of principal executive offices, including zip code)

(888) 888-5478

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2013, Angie’s List, Inc. (the “Company”) announced the appointment of J. Mark Howell as the Company’s Chief Operating Officer, effective March 1, 2013.

Mr. Howell, age 48, most recently served at Ingram Micro Inc., a wholesale provider of technology products and supply chain services, as President, Ingram Micro Mobility, North America, where he was responsible for managing the company’s mobility operations and activities in the United States and Canada. Prior to joining Ingram Micro in the fall of 2012 when Ingram acquired BrightPoint, Inc., a distributor of mobile devices for phone companies, Mr. Howell held various executive positions at BrightPoint since 1994, including President, BrightPoint Americas; President and Chief Operating Officer; and Executive Vice President and Chief Financial Officer. Before joining BrightPoint, he held the position of Corporate Controller for ADESA Corporation and before that he was an accountant with Ernst & Young LLP.

Mr. Howell’s offer letter provides for an initial base salary of $380,000 per year and an annual target bonus of 43% of salary. The Company will recommend Mr. Howell receive a stock option grant for an aggregate of 210,436 shares of the Company’s common stock with an exercise price equal to the fair market value of the Company’s common stock on the date of grant, vesting annually over four years, and otherwise subject to the Company’s Amended and Restated Omnibus Incentive Plan. Pursuant to his offer letter, if the Company terminates him without cause, he would be eligible to receive a lump sum cash severance payment of 12 months of base salary and up to 12 months of COBRA premium payments, subject to him signing a general release of claims. If such termination occurs, or he resigns for good reason (as defined in the letter), within 12 months following a change of control, his severance would be increased to 24 months of base salary and 18 months of COBRA premium payments. Mr. Howell has also entered into the Company’s standard form of executive indemnity agreement and confidential information and inventions agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Offer Letter Agreement by and between Angie’s List, Inc. and J. Mark Howell, dated December 20, 2012

99.1	Press release dated January 17, 2013 announcing the appointment of J. Mark Howell as Chief Operating Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2013

ANGIE’S LIST, INC.

/s/ Shannon M. Shaw
By:	Shannon M. Shaw
Its:	General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Offer Letter Agreement by and between Angie’s List, Inc. and J. Mark Howell, dated December 20, 2012

99.1	Press release dated January 17, 2013 announcing the appointment of J. Mark Howell as Chief Operating Officer